EXHIBIT 99.1

Inverness Medical Innovations Files Initial Registration Statement in connection with its Proposed Acquisition of Matritech, Inc.

NEWTON, Mass. -- (BUSINESS WIRE) -- Oct. 24, 2007 -- Matritech, Inc. (Amex: MZT) announced that, in connection with the proposed acquisition by Inverness Medical Innovations, Inc. (Amex: IMA) of substantially all of Matritech’s assets, Inverness yesterday filed an initial Registration Statement on Form S-4 that includes a preliminary proxy statement for a special meeting of the Matritech stockholders. This Registration Statement remains subject to review by the Securities and Exchange Commission and is available at: http://sec.gov/Archives/edgar/data/1145460/000104746907007831/a2180136zs-4.htm.

As previously disclosed, in connection with this proposed acquisition transaction with Inverness, Matritech has agreed to convene a special meeting of its stockholders to vote upon the approval of the asset sale and asset purchase agreement, the dissolution of Matritech and the change of the corporation’s name pending the dissolution. Matritech plans to distribute to its stockholders a definitive proxy statement/prospectus providing further detailed information about the proposed asset sale, dissolution and name change. The asset sale, dissolution and name change are conditioned upon approval by Matritech's stockholders and the asset sale is further conditioned on the satisfaction of other customary closing conditions, and is expected to close in the fourth quarter of 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information About the Proposed Transaction and Where to Find It:

Inverness has filed with the SEC an initial Registration Statement on Form S-4 in connection with the proposed transaction that includes Matritech's proxy statement and Inverness' prospectus for the proposed transaction. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT INVERNESS, MATRITECH, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and Matritech can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Matritech by contacting Richard A. Sandberg at (617) 658-5224 or dsandberg@matritech.com.

Inverness, Matritech and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Matritech in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement/prospectus described above. Additional information regarding Inverness' directors and executive officers is also included in Inverness' proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Additional information regarding Matritech's directors and executive officers is also included in Matritech's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 26, 2007. These proxy statements are available free of charge at the SEC's web site at www.sec.gov and from Inverness and Matritech by contacting them as described above.

About Matritech

Matritech, Inc., a leading marketer and developer of protein-based diagnostic products for the early detection of cancer, is using its patented proteomics technology to develop diagnostics for the detection of a variety of cancers. The Company's first two products, the NMP22® Test Kit and NMP22® BladderChek® Test, have been FDA cleared for the monitoring and diagnosis of bladder cancer. The NMP22 BladderChek Test is based on Matritech's proprietary nuclear matrix protein (NMP) technology, which correlates levels of NMPs in body fluids to the presence of cancer. In addition to the NMP22 protein marker utilized in the NMP22 Test Kit and NMP22 BladderChek Test,

Matritech has discovered other proteins associated with cervical, breast, prostate, and colon cancer. Matritech is headquartered in Newton, Massachusetts. More information about Matritech is available at www.matritech.com.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of, benefits, synergies and other results or effects of, the proposed asset sale and dissolution, market opportunities following the proposed transaction, the timing of sales of Inverness common stock by Matritech, the dissolution process and estimated net proceeds to common stockholders. These statements reflect Matritech's current views and expectations with respect to future events and are based on Matritech’s management's current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with securing necessary securityholder and lender approvals, other closing conditions, Matritech’s ability to sell the Inverness common stock received in the proposed transaction in a timely manner and regulatory review, as well as changes or events affecting the business, financial condition or results of operations of either Inverness or Matritech prior to closing the transaction. Please refer to the risk factors detailed in Matritech's Form 10-K for the year ended December 31, 2006 and the other factors identified from time to time in Matritech’s periodic reports and registration statements as filed with the Securities and Exchange Commission, as well as in the Registration Statement on Form S-4 filed today by Inverness. Completion of the asset sale and dissolution of Matritech are each subject to conditions to closing, and there can be no assurance those conditions will be satisfied or that the asset sale or dissolution will be completed on the terms described herein or at all. These forward-looking statements are neither promises nor guarantees. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Matritech undertakes no responsibility to revise or update any forward-looking statements contained herein.

SOURCE Matritech, Inc.

CONTACT:
Kathleen O'Donnell of Matritech
1-617-928-0820, ext. 270
http://www.matritech.com